UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2011

Carter Validus Mission Critical REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-165643 (1933 Act)	27-1550167

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4211 West Boy Scout Blvd.

Suite 500

Tampa, Florida 33607

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2011, Carter Validus Mission Critical REIT (the “Company”), through Carter/Validus Operating Partnership, LP (“CVOP”), the Company’s operating partnership, entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with 3300 Essex, L.P., a Texas limited partnership, which is not affiliated with the Company, its advisor or its affiliates (the “Seller”), for the purchase of 100% of the Seller’s interest in an approximately 20,000 square foot net leased data center (the “Data Center Property”). The terms of the Purchase and Sale Agreement provide for a purchase price of $28,940,000, plus closing costs.

On June 13, 2011, the Company entered into a First Amendment to the Purchase and Sale Agreement (the “First Amendment”) with the Seller. The First Amendment provides the Company with an option to extend the closing date from June 30, 2011 to July 15, 2011. If exercised, the Company would provide an additional earnest money deposit of $1,000,000, which would be applied towards the purchase price upon completion of the acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT, Inc.

Dated: June 15, 2011	By:	/s/ Todd M. Sakow
		Name:	Todd M. Sakow
		Title:	Chief Financial Officer